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                                                                  Exhibit 10.11

                                 SHONEY'S, INC.
                             1981 STOCK OPTION PLAN
                   (As Amended and Restated Through 10/28/96)


                              Purpose of the Plan

         This Stock Option Plan (the "Plan") is intended to promote the interests of Shoney's, Inc. (the "Company") and its shareholders by encouraging those key employees who will be responsible for the future growth and continued development of the Company and its Subsidiaries, as hereinafter defined, to own, and to increase their ownership of, the Company's stock, thereby giving them, as shareholders, an increased personal interest in, and a greater concern for, the Company's continued success and progress.

                             Statement of the Plan

         1. Name. The Plan shall be known as the Shoney's, Inc. 1981 Stock Option Plan.

         2. Definition of Terms. In addition to words and terms that may be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms:

                 2.1      "Board" means the Company's Board of Directors.

                 2.2 "Change in Control" means a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if during the option exercise period: (a) any "person" (as such term is used in the Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of Company's then outstanding voting securities; or (b) all or substantially all of the fixed assets of the Company based on the appraised value of such assets on a consolidated basis are sold, exchanged or otherwise transferred (other than to secure debt owed by the Company); or (c) the Company's shareholders approve a plan of liquidation or dissolution; or (d) individuals who at the time an option is granted constitute members of the Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election by Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the time the option was granted.

                 2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.
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                 2.4      "Committee" means the Human Resources and
Compensation Committee of the Board, consisting solely of three or more outside directors (as defined by Code Section 162(m) and the regulations issued thereunder), as from time to time designated by the Board, that administers the Plan in accordance with Section 3, and who are not and have not at any time for one year before appointment to the Committee been eligible to receive stock or options under any plan (other than the Directors Stock Option Plan) of the Company or any of its affiliates.

                 2.5 "Common Stock" means the common stock of the Company having a par value of $1.00 per share.

                 2.6 "Disability" means, as defined by and to be construed in accordance with Code Section 22(e)(3), any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, and which renders Participant unable to engage in the duties being engaged in before the impairment. A Participant shall not be considered to have a Disability unless the Participant furnishes proof of the existence thereof in a such form and manner, and at such time, as the Committee may require.

                 2.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 2.8 "Incentive Option" means an option which qualifies as an incentive stock option within the meaning of Code Section 422.

                 2.9 "Nonqualified Option" means an option which does not qualify as an incentive stock option under Code Section 422.

                 2.10 "Parent" means any corporation, which at the time an option is granted, qualifies as a parent of the Company under the definition of "parent corporation" contained in Code Section 424(e), i.e., any corporation, other than the Company, in an unbroken chain of corporations ending with the Company, if at the time of the granting of an option under the Plan, each of the corporations other than the Company own stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                 2.11 "Participant" means an employee of the Company or any of its Subsidiaries to whom an option is granted under the Plan.

                 2.12 "Performance-Based Option" means an Incentive Option or Nonqualified Option that vests as determined by the Committee in accordance with Section 7.7[i].

                 2.13 "Prior Plan" means the Stock Option Plan originally approved by the Company's shareholders on January 16, 1969, as amended.





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                 2.14 "Representative" means the personal representative of the
Participant's estate, and after final settlement of the Participant's estate, the successor or successors entitled thereto by law.

                 2.15 "Subsidiary" means any corporation which at the time an option is granted qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f), i.e., any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

                 2.16 "Trading Price of the Common Stock" means (i) the closing price of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) if the Common Stock is not then traded on a national securities exchange, the average of the closing bid and asked quotations or the closing high bid quotation, whichever is available, in the over-the-counter market as reported by the NASDAQ National Market List; or
(iii) if the Common Stock is not then reported on the NASDAQ National Market List, the average of the closing bid and asked prices last quoted by an established quotation service for over-the counter-securities.

         3. Administration. The Plan shall be administered by the Committee. Members of the Committee shall not be eligible to participate in the Plan. The Committee may interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the shareholders of the Company. Without limiting the generality of the foregoing sentence, the Committee may, in its discretion, treat all or any portion of any period during which an optionee is on military or other approved leave of absence from the Company or a Subsidiary, as a period of employment of such optionee by the Company or such Subsidiary, as the case may be, for purposes of accrual of the Participant's rights under the Plan; provided, however, that in the case of an Incentive Option such leave shall not be longer than 90 days or the optionee's reemployment following such leave must be guaranteed by contract or statute. In the event the leave described in the preceding sentence exceeds 90 days and reemployment is not guaranteed by contract or statute, the optionee's employment by the Company or a Subsidiary shall be deemed to have terminated on the 91st day of such leave. Any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive. No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any option granted under the Plan.

         4. Shares Subject to Plan. Options may be granted by the Company from time to time to purchase an aggregate of 13,685,180 shares of Common Stock, subject to adjustment as





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provided in Section 9.  The shares issued upon exercise of options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury. If any option granted under the Plan shall terminate, expire, or, with the consent of the Participant, be cancelled as to any shares, new options may thereafter be granted covering any such shares.

         5. Eligibility. Options may be granted to those employees of the Company (including officers, whether or not they are directors) who have and exercise key management functions and responsibilities for the Company or any Subsidiary. The granting of an option to any employee shall neither entitle such employee to, nor disqualify such employee from, participation in any other grant of options.

         6. Grant of Options. The Committee shall have the authority, subject to the terms of the Plan, to: (a) determine and designate from time to time those employees of the Company or any Subsidiary to whom options are to be granted and the number of shares to be optioned to each such employee, provided that no director of the Company who is not also an employee of the Company or of a Subsidiary and no director who is a member of the Committee administering the Plan shall be entitled to receive any option under the Plan and further provided that the maximum number of shares of Common Stock that may be granted to any Participant during any fiscal year of the Company shall not exceed two million (2,000,000) shares; (b) authorize the granting of Incentive Options, Nonqualified Options, Performance-Based Options, or combinations of Incentive Options, Nonqualified Options and Performance-Based Options; and to require, if it so determines, that if an Incentive Option and a Nonqualified Option are granted to the same Participant, then to the extent one option is exercised the other option shall not be exercised and shall terminate; (c) determine the number of shares subject to each option; and (d) subject to the restrictions of
Section 7.7, determine the schedule and duration of the exercise period for any option. The date of grant of an option under the Plan will be the date on which the option is awarded by the Committee.

         7. Terms and Conditions of Options. Each option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, and shall be subject to the terms and conditions contained in Sections 7.1 through 7.8 and to such other terms and conditions as the Committee may deem appropriate; provided, however, that no Incentive Option shall be subject to any condition that is inconsistent with the provisions of Code Section 422(b). In the event that any condition imposed hereunder on an Incentive Option is at any time determined by the Internal Revenue Service or a court of competent jurisdiction to be inconsistent with Code Section 422, then each Incentive Option shall be deemed to have been granted without such condition but shall continue in effect under such remaining terms and conditions as may be applicable as if the invalid condition had not been included.

         7.1 Option Period. Each option agreement shall specify the period during which the option thereunder is exercisable (which shall not exceed ten
(10) years from the date of grant, except as otherwise provided by Section 8.3) and shall provide that the option shall expire at the end of such period.





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         7.2     Option Price.  Each option agreement shall specify the option price at which the option thereunder is exercisable. The option price per share shall be at least one hundred percent (100%) of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock shall be the Trading Price of the Common Stock on the date of grant.
Such price shall be subject to adjustment as provided in Section 9.

         7.3 Nontransferability. The options granted hereunder shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution.

         7.4 Ten Percent Shareholders. Incentive Options shall not be granted to any employee who, immediately before the option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiaries; provided, however, that this prohibition shall not apply if at the time such option is granted the option price is at least one hundred ten percent (110%) of the fair market value of the Common Stock and such option is not exercisable after the expiration of five (5) years from the date such option is granted.

         7.5 $100,000 Incentive Option Limitation. To the extent the aggregate fair market value (determined as of the date the option is granted) of the Common Stock for which an Incentive Option will first become exercisable by a Participant in any calendar year under all plans of the Participant's employer corporation and its Parent and Subsidiaries exceeds $100,000, such option shall be treated as a Nonqualified Option.

         7.6 Termination of Employment. If any Participant shall cease to be an employee of either the Company, or a Parent or Subsidiary, or a Parent or Subsidiary corporation of each corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies, except when such cessation of employment is caused by the death or Disability of the Participant, the Participant may, subject to the provisions hereof and before the earlier of the option's expiration date or the expiration of three (3) months from such cessation of employment, exercise the option granted to such Participant to the same extent that the Participant might have exercised such option on the date of cessation of employment. To the extent that any option is not exercised in accordance herewith, it shall terminate at the earlier of the option's expiration date or the expiration of the three (3) month period following cessation of employment. Participant's Representative, in the event of the Participant's death, or the Participant, in the event of the Participant's Disability, may, subject to the provisions hereof and before the earlier of the option's expiration date or the expiration of twelve (12) months after the date of such death or Disability, exercise the option granted to such Participant up to the total number of shares covered by the option less any previous exercises. To the extent that any option is not exercised in accordance herewith, it shall terminate at the earlier of the option's expiration date or the expiration of the twelve (12) month period following death or Disability. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant.





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         7.7     Period of Exercise of Options.  Any option granted hereunder, may, before its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An option granted hereunder shall become exercisable in such installments as are specified in the option agreement, the rate of which shall not be at a rate exceeding the following schedule, except as otherwise provided by this Section 7.7: (a) After one (1) year from the date the option is granted, it may be exercised as to not more than 33 1/3% of the shares covered thereunder; (b) after two years from the date the option is granted, it may be exercised as to not more than an additional 33 1/3%, or a total of 66 2/3%, of the shares covered thereunder; (c) after three years from the date the option is granted, it may be exercised as to all of the shares covered thereunder. Notwithstanding the foregoing, the Committee may provide in the option agreement that an option shall vest, in whole or in part:

                 [i]      with respect to Performance-Based Options, at such
time, or within such time period as the Committee shall designate, as the fair market value of the Company's Common Stock subject to the option increases seventy-five percent (75%), or such greater percentage as determined by the Committee, over the fair market value of the Common Stock at date of grant of the option, with said option to vest no later than ten (10) years from the date the option is granted provided that the Committee may provide for expiration of the option upon termination of employment.

                 [ii]     in the event of the Participant's termination of
employment with the Company or Subsidiary because of the Participant's death or Disability; and

                 [iii] in the event of a Change in Control.

                 7.8 Determination of Fair Market Value for Vesting of Performance-Based Options. A Performance-Based Option shall vest on such date as the average of the Trading Price of the Common Stock for the immediately preceding twenty (20) consecutive trading days is at least seventy-five percent (75%), or such greater percentage as determined by the Committee, over the Trading Price of the Common Stock on the date of grant.

         8. Exercise of Option. The exercise of any option under the Plan shall be subject to the provisions of Sections 8.1 through 8.3.

                 8.1 Manner of Exercise. To exercise an option, the Participant shall deliver to the Company at its main office (attention of the corporate Secretary): [i] written notice specifying the number of shares as to which the option is being exercised and, if determined by counsel for the Company to be necessary, representing that such shares are being acquired for investment purposes only and not for purpose of resale or distribution; and [ii] payment by the Participant, or a broker-dealer (as provided in Section 8.2), for such shares of the option price for the number of shares with respect to which the option is exercised. Provided that all conditions precedent contained in the Plan and option agreement are satisfied, the Company shall deliver to the





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Participant, at the offices of the Company, a certificate or certificates for the Common Stock. If Participant fails to accept delivery of the Common Stock, the Participant's rights to exercise the applicable portion of the option shall terminate.

                 8.2 Payment for Shares. Except as otherwise provided in this Section 8, the option price for the Common Stock shall be paid in full when the option is exercised. Subject to such rules as the Committee may impose, the option price may be paid in whole or in part in [i] cash, [ii] whole shares of Common Stock owned by the Participant evidenced by negotiable certificates, [iii] by a combination of such methods of payment, or [iv] such other consideration as shall constitute lawful consideration for the issuance of Common Stock and be approved by the Committee. If payment of the option price is made in Common Stock, the value of the Common Stock used for payment of the option price shall be the closing price of the Common Stock on the national securities exchange on the business day preceding the day written notice of exercise is delivered to the Company. The Committee, in its discretion, may suspend or terminate the right of Participant to pay with stock of the Company should the Committee deem such action to be in the Company's best interests.

                 8.3 Exercises Causing Loss of Tax Deduction. No part of an option may be exercised to the extent the exercise would cause the Participant to have compensation from the Company and its affiliated companies for any year in excess of $1 million and which is nondeductible by the Company and its affiliated companies pursuant to Code Section 162(m) and the regulations issued thereunder. Any option not exercisable because of this limitation shall continue to be exercisable in any subsequent year in which the exercise would not cause the loss of the Company's or its affiliated companies' tax deduction, provided that an Incentive Option may not be exercised later than ten (10) years from date of grant. This section shall not limit the exercisability of an option in the event of Change in Control.

                 8.4 Investment Representation. Each option agreement may provide that, upon demand by the Committee for such a representation, the Participant or Participant's Representative shall deliver to the Committee at the time of any exercise of an option or portion thereof a written representation that the shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation before delivery of Common Stock issued upon exercise of an option and before expiration of the option period shall be a condition precedent to the right of the Participant or Participant's Representative to purchase Common Stock.

         8.5 Withholding. The Company's obligation to deliver shares on the exercise of any option shall be subject to satisfaction of any applicable federal, state, and local tax withholding requirements, and the Company, in its sole discretion, may withhold shares otherwise transferable to the Participant upon exercise of an option in order to satisfy such withholding requirements.

         8.6 Successive Options. Notwithstanding anything herein contained to the contrary, no Incentive Option granted hereunder to a Participant before May 1, 1996 shall be exercisable





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while there is outstanding (within the meaning of former Code Section
422A(c)(7) which was repealed with respect to options granted after December 31, 1986) any Incentive Option theretofore granted to such Participant to purchase stock in the Company or in a corporation which (at the time of the granting of this option) is a Parent or Subsidiary of the Company, or is a predecessor corporation of any such corporations.

         9. Capital Adjustments. The number and price of shares of Common Stock covered by each option and the total number of shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Common Stock or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Stock, any option granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the option would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate.

         10. Reservation and Delivery of Shares. The Company, during the term of any options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell, such number of shares of Common Stock as shall be sufficient to satisfy the requirements of the options granted under the Plan. If in the opinion of its counsel, the issuance or sale of any shares of its stock hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such shares.

         11. Event of Defeasance. Any options granted hereunder are specifically made subject to defeasance by the failure of the shareholders of the Company to approve the Plan within a period of twelve months from the date the Plan is adopted by the Board.

         12. Securities Laws. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, a current registration statement relating to the shares of Common Stock to be received upon such exercise, the Participant shall represent and warrant in writing to the Company that the shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said shares evidencing the restrictions on transfer under the Securities Act of 1933 and the issuance of stop-transfer instructions by the Company to its transfer agent with respect thereto. No shares of Common Stock shall be issued or sold upon the exercise of any option unless and until the then applicable requirements of the Securities Act of 1933, as any of the same may be amended, the rules and regulations of the Securities and Exchange Commission and any other regulatory agencies and laws having jurisdiction over or applicability to the Company, and the rules and regulations of any securities exchange on which the Common Stock may be listed, shall have been fully complied with and satisfied.





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         13.     No Rights as Shareholder.  A Participant shall not have any rights as a shareholder with respect to any shares covered by any option granted hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to a Participant as to any dividends or other rights for which the record date occurred before the issuance of such certificate.

         14. Indemnification and Exculpation. Each person who is or shall have been a member of the Board or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him/her in connection with or resulting from any claim, action, suit, or proceeding to which he/she may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him/her in settlement thereof (with the Company's written approval) or paid by him/her in satisfaction of a judgment in any such action, suit, or proceeding, except a judgment in favor of the Company based upon a finding of his/her lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit, or proceeding against him/her, he/she shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he/she undertakes to handle and defend it on his/her own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him/her or hold him/her harmless. Each member of the Board or of the Committee, and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself/herself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken or any omission to act, when any such determination, action, or omission is made in good faith.

         15. Amendment and Discontinuance. The Board or the shareholders of the Company may terminate or amend the Plan in any respect at any time, except that (a) no action of the Board or the shareholders may alter or impair a participant's rights under any outstanding option without the Participant's consent, and (b) without the approval of the shareholders, the total number of shares that may be optioned and sold under the Plan may not be increased (except by adjustment pursuant to Section 9), the provisions of Section 5 regarding eligibility may not be modified, the price at which shares may be purchased pursuant to options granted hereunder may not be reduced (except by adjustment pursuant to Section 9), the expiration date of the Plan may not be extended, and the provisions of this Section 15 may not be changed.

         16. Term of Plan. Subject to the provisions of Section 11, the Plan shall be effective as of the date of the adoption of the Plan by the Board and shall expire on September 2, 2001 (except as to options outstanding on that date), and no option shall be granted under the Plan on or after such expiration date.





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         17.     Construction.  As herein used, the singular number shall
include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning, or enforceability of any provision of the Plan. All references herein to "section" or "paragraph" shall mean the appropriately numbered section or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.

         18. Severability. The invalidity or unenforceability of any provision of the Plan or any option granted pursuant to the Plan shall not affect the validity and enforceability of the remaining provisions of the Plan and the options granted hereunder, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Plan and the options granted hereunder.

         19. Governing Law. Except as the same may be governed by the Code and any applicable federal securities laws, the Plan and any





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options granted hereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

                 This Plan, Shoney's, Inc. 1981 Stock Option Plan, as restated through October 28, 1996, is executed this ____ day of December, 1996.

                                             SHONEY'S, INC.


                                        By:
                                             -----------------------------------
                                             Title

WITNESS:



-------------------------------
Corporate Secretary





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